Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Dwayne Hallman, Senior Vice President - Finance

217-788-5708

Todd Nelson, Vice President - Finance

217-788-5738

HORACE MANN REPORTS RESULTS

FOR SECOND QUARTER

SPRINGFIELD, Ill., July 28, 2010 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $23.0 million (56 cents per share) and $45.6 million ($1.12 per share) for the three and six months ended June 30, 2010, compared to $18.6 million (46 cents per share) and $32.0 million (79 cents per share) for the same periods in 2009. Included in net income were net realized gains on securities of $8.3 million ($5.5 million after tax, or 13 cents per share) and $13.2 million ($8.6 million after tax, or 21 cents per share) for the three and six months ended June 30, 2010, respectively. In the same periods in 2009, net income included net realized investment gains of $11.0 million ($7.2 million after tax, or 18 cents per share) and $10.2 million ($6.6 million after tax, or 16 cents per share), respectively. All per-share amounts are stated on a diluted basis.

“The continued improvement in Horace Mann’s net unrealized investment gain position, coupled with strong underlying operating results in the second quarter — particularly in our lead auto and annuity lines — resulted in a June 30, 2010 reported book value per share of $22.17, an increase of 55 percent over the last twelve months,” said Louis G. Lower, President and Chief Executive Officer. “Net income before realized investment gains and losses was 43 cents per share for the second quarter compared to 28 cents a year ago, led by improved results in our auto line,” continued Lower. “Even with a significant level of second quarter catastrophe losses and an increase in Florida sinkhole claims, our property and casualty earnings increased substantially compared to the second quarter of the prior year. The current accident year combined ratio excluding catastrophes was just below 90 percent in the current quarter, which was nearly 5 percentage points better than the same period last year. The improvement in the segment’s combined ratio was primarily driven by a decrease in the auto loss ratio. Combined annuity and life segment net income increased in the second quarter compared to prior year, including a notable improvement in the interest margin, partially offset by the impact of this quarter’s valuation of annuity deferred policy acquisition costs.”

Segment Earnings

The property and casualty segment recorded net income of $8.5 million for the quarter, an increase of $4.9 million compared to the same period in 2009. Pretax catastrophe costs in the current quarter of $16.2 million were slightly higher than the $15.1 million incurred in the second quarter of 2009. The second quarter 2010 property and casualty combined ratio was 99.0 percent, including 11.6 percentage points due to catastrophe costs, compared to 103.8 percent, including 11.1 percentage points due to catastrophe costs, in the prior year period. Excluding claim settlement expenses, Florida sinkhole losses incurred in the current quarter and for the six months of $4.5 million and $8.0 million, respectively, were consistent with the company’s experience in the last two quarters of 2009; however, they were higher than the $1.5 million and $2.8 million incurred in the three and six months ended June 30, 2009. “While high catastrophe and sinkhole losses continue to be a headwind to property and casualty earnings, our Florida risk mitigation plan, primarily focused on non-renewals, is currently ahead of schedule,” said Lower. Favorable prior years’ reserve development totaling $2.8 million was recorded in the second quarter, which represented 2.0 percentage points on the combined ratio, compared to $2.1 million, or 1.5 percentage points on the combined ratio, recorded in the second quarter of 2009. In addition to the prior year development, favorable current accident year reserve development of $1.5 million was also recorded in the second quarter of 2010 in the auto line.

Annuity segment net income was $6.9 million for the three months ended June 30, 2010, increasing $0.6 million compared to the same period in 2009. The current quarter included increased amortization as a result of the valuation of deferred policy acquisition costs of $5.3 million compared to prior year, partially offset by a $1.4 million reduction in the Company’s liability for uncertain tax positions. The interest margin earned on fixed annuity assets increased 34 percent compared to the second quarter of 2009, with year-to-date net interest spreads reaching 2.02 percent for the current period, up 46 basis points compared to a year ago. Charges and fees earned in the quarter, primarily on variable annuity contracts, increased 32 percent compared to prior year. Total annuity net fund flows continued to be positive in the current period, as they were throughout 2008 and 2009, with total accumulated account values increasing 11 percent compared to 12 months earlier. Total cash value persistency of 94 percent increased slightly compared to prior year.

Life segment net income of $5.5 million for the second quarter increased $0.5 million compared to the same period in 2009, primarily due to growth in investment income. Higher mortality costs in the current period were partially offset by lower operating expenses. Life persistency increased to nearly 95 percent.

Segment Revenues

Compared to 2009, the company’s total premiums written and contract deposits decreased 4 percent for the quarter, reducing year-to-date growth to 2 percent, as increases in the property and casualty segment were offset by the current quarter decrease in annuity deposit receipts.

Total property and casualty premiums written increased 3 percent and 2 percent for the current quarter and six months, respectively, each reflecting increases in average property and auto premiums per policy.

Annuity deposits received decreased 13 percent compared to the three months ended June 30, 2009, comprised of a 22 percent reduction in single deposit and rollover receipts and a 6 percent decrease in scheduled, flexible premium annuity deposit receipts. For the six months, receipts for both types of annuity deposits increased slightly compared to a year earlier. Life segment insurance premiums and contract deposits decreased 2 percent and 1 percent compared to the prior year three and six months, respectively.

Sales and Distribution

For the three and six months ended June 30, 2010, total new auto sales units decreased 5 percent and 4 percent, respectively, compared to the same periods in the prior year, primarily reflecting decreases in true new auto sales of 7 percent and 4 percent, respectively. Following the significant growth of 50 percent in the first half of 2009, total annuity sales decreased 23 percent in the current quarter — largely driven by a decrease in single premium and rollover deposits — and 16 percent for the six months, which included a decline in flexible premium annuity sales of approximately 50 percent. Total new life production increased 16 percent and 2 percent compared to the prior year quarter and six months, due primarily to an increase in sales of third-party vendor products.

At June 30, 2010, there were 343 Horace Mann Exclusive Agencies, an increase of 93 compared to December 31, 2009. The company’s Exclusive Agent opportunity was launched on January 1, 2009. Of the 343 Exclusive Agencies at quarter-end, 187 were formed by previous Employee Agents and 156 were formed by new appointments. In addition to the Exclusive Agencies, there were 339 Employee Agents at quarter-end. Combined, there were 682 Exclusive Agencies and Employee Agents at June 30, 2010, compared to 716 at December 31, 2009 and 684 at June 30, 2009. “While we did experience a decline in the total number of agencies and agents in the first six months — including a first quarter seasonal pattern that is not unusual for us — we are expecting a modest increase over the remainder of 2010,” said Lower.

Investment Gains and Losses

In the second quarter of 2010, pretax net realized investment gains were $8.3 million. The company realized $14.1 million of gross gains on securities that were disposed of during the quarter, partially offset by a $0.7 million credit-related impairment write-down and $5.1 million of realized impairment losses on other security disposals.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $222.8 million at June 30, 2010 continued to reflect improvement compared to the net unrealized gains of $101.7 million and $36.1 million at March 31, 2010 and December 31, 2009, respectively, and the net unrealized loss of $171.3 million at June 30, 2009.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

# # #

HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Quarter Ended June 30,		% Change		Six Months Ended June 30,		% Change
	2010	2009			2010	2009
DIGEST OF EARNINGS
Net income	$23.0	$18.6	23.7%		$45.6	$32.0	42.5%

Net income per share:
Basic	$0.59	$0.48	22.9%		$1.16	$0.82	41.5%
Diluted	$0.56	$0.46	21.7%		$1.12	$0.79	41.8%

Weighted average number of shares and equivalent shares (in millions)
Basic	39.3	39.2	0.3%		39.2	39.2	-
Diluted	40.9	40.5	1.0%		40.9	40.5	1.0%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$254.8	$264.7	-3.7%		$493.5	$486.0	1.5%

Return on equity (A)					11.9%	4.8%	N.	M.

Property & Casualty GAAP combined ratio	99.0%	103.8%	N.	M.	97.7%	99.2%	N.	M.
Effect of catastrophe costs on the Property & Casualty combined ratio	11.6%	11.1%	N.	M.	8.3%	7.2%	N.	M.

Exclusive agencies (B)					343	133	157.9%
Employee agents (C)					339	551	-38.5%
Total					682	684	-0.3%

Additional Per Share Information

Dividends paid	$0.08	$0.0525	52.4%		$0.16	$0.105	52.4%

Book value (D)					$22.17	$14.34	54.6%

Financial Position

Total assets					$6,669.4	$5,828.2	14.4%
Short-term debt					38.0	38.0	-
Long-term debt					199.6	199.6	-
Total shareholders’ equity					873.6	561.8	55.5%

N.M.-Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(B)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). The agreement states that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agency. An individual may sign multiple Exclusive Agent agreements with the Company resulting in creation of multiple Exclusive Agencies.
(C)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.
(D)	Book value per share excluding the fair value adjustment for investments was $18.79 at June 30, 2010 and $16.86 at June 30, 2009. Ending shares outstanding were 39,398,373 at June 30, 2010 and 39,176,856 at June 30, 2009.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2010	2009		2010	2009
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$168.4	$163.5	3.0%	$334.8	$326.0	2.7%
Net investment income	69.1	61.0	13.3%	135.0	118.9	13.5%
Net realized investment gains	8.3	11.0	-24.5%	13.2	10.2	29.4%
Other income	2.2	1.9	15.8%	3.7	4.8	-22.9%

Total revenues	248.0	237.4	4.5%	486.7	459.9	5.8%

Benefits, claims and settlement expenses	118.4	118.2	0.2%	231.3	226.0	2.3%
Interest credited	36.2	34.5	4.9%	71.8	68.2	5.3%
Policy acquisition expenses amortized	25.8	19.1	35.1%	45.9	42.1	9.0%
Operating expenses	33.4	35.0	-4.6%	68.1	70.7	-3.7%
Amortization of intangible assets	-	-	-	-	0.2	-100.0%
Interest expense	3.5	3.5	-	7.0	7.0	-

Total benefits, losses and expenses	217.3	210.3	3.3%	424.1	414.2	2.4%

Income before income taxes	30.7	27.1	13.3%	62.6	45.7	37.0%
Income tax expense	7.7	8.5	-9.4%	17.0	13.7	24.1%

Net income	$23.0	$18.6	23.7%	$45.6	$32.0	42.5%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty
Automobile and property (voluntary)	$143.1	$139.7	2.4%	$273.0	$267.9	1.9%
Involuntary and other property & casualty	1.2	1.0	20.0%	2.5	1.9	31.6%

Total Property & Casualty	144.3	140.7	2.6%	275.5	269.8	2.1%

Annuity deposits	85.9	98.9	-13.1%	170.1	167.6	1.5%

Life	24.6	25.1	-2.0%	47.9	48.6	-1.4%

Total	$254.8	$264.7	-3.7%	$493.5	$486.0	1.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$8.5	$3.6	136.1%	$19.5	$16.0	21.9%

Annuity	6.9	6.3	9.5%	14.2	7.5	89.3%

Life	5.5	5.0	10.0%	10.1	8.4	20.2%

Corporate and other (A)	2.1	3.7	-43.2%	1.8	0.1	N.M.

Net income	23.0	18.6	23.7%	45.6	32.0	42.5%

Catastrophe costs, after tax, included above (B)	(10.6)	(9.8)	8.2%	(15.0)	(12.7)	18.1%

N.M.-Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change		Six Months Ended June 30,		% Change
	2010	2009			2010	2009
PROPERTY & CASUALTY

Premiums written	$144.3	$140.7	2.6%		$275.5	$269.8	2.1%
Premiums earned	138.8	135.8	2.2%		276.5	270.8	2.1%
Net investment income	9.0	8.5	5.9%		17.9	16.8	6.5%
Other income	0.3	0.6	-50.0%		0.3	2.0	-85.0%
Losses and loss adjustment expenses (LAE)	103.5	106.7	-3.0%		201.9	200.3	0.8%
Operating expenses (includes policy acquisition expenses amortized)	34.0	34.2	-0.6%		68.3	68.4	-0.1%
Income before tax	10.6	4.0	165.0%		24.5	20.9	17.2%
Net income	8.5	3.6	136.1%		19.5	16.0	21.9%

Net investment income, after tax	7.8	7.2	8.3%		15.4	14.2	8.5%

Catastrophe costs, after tax (A)	10.6	9.8	8.2%		15.0	12.7	18.1%
Catastrophe losses and LAE, before tax	16.2	15.1	7.3%		23.0	19.6	17.3%
Reinsurance reinstatement premiums, before tax	-	-	-		-	-	-

Operating statistics:
Loss and loss adjustment expense ratio	74.5%	78.5%	N.	M.	73.0%	73.9%	N.	M.
Expense ratio	24.5%	25.3%	N.	M.	24.7%	25.3%	N.	M.
Combined ratio	99.0%	103.8%	N.	M.	97.7%	99.2%	N.	M.

Effect on the combined ratio of:
Catastrophe costs	11.6%	11.1%	N.	M.	8.3%	7.2%	N.	M.
Claims office consolidation costs (all in LAE)	-	0.2%	N.	M.	-	1.2%	N.	M.

Automobile and property detail:
Premiums written (voluntary) (B)	$143.1	$139.7	2.4%		$273.0	$267.9	1.9%
Automobile	92.7	91.7	1.1%		186.0	184.6	0.8%
Property	50.4	48.0	5.0%		87.0	83.3	4.4%

Premiums earned (voluntary) (B)	138.2	135.3	2.1%		275.0	269.7	2.0%
Automobile	93.5	92.3	1.3%		186.1	184.0	1.1%
Property	44.7	43.0	4.0%		88.9	85.7	3.7%

Policies in force (voluntary) (in thousands)					781	793	-1.5%
Automobile					522	531	-1.7%
Property					259	262	-1.1%

Policy renewal rate (voluntary)
Automobile (6 months)					91.4%	91.5%	N.	M.
Property (12 months)					88.7%	89.3%	N.	M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	63.7%	69.3%	N.	M.	67.0%	69.9%	N.	M.
Expense ratio	24.5%	25.2%	N.	M.	24.7%	25.5%	N.	M.
Combined ratio	88.2%	94.5%	N.	M.	91.7%	95.4%	N.	M.

Effect on the combined ratio of:
Catastrophe costs	1.5%	0.9%	N.	M.	0.8%	0.7%	N.	M.
Claims office consolidation costs (all in LAE)	-	0.2%	N.	M.	-	1.5%	N.	M.

Total property operating statistics:
Loss and loss adjustment expense ratio	96.6%	98.5%	N.	M.	85.2%	82.7%	N.	M.
Expense ratio	24.8%	25.3%	N.	M.	25.0%	24.8%	N.	M.
Combined ratio	121.4%	123.8%	N.	M.	110.2%	107.5%	N.	M.

Effect on the combined ratio of:

Catastrophe costs	33.4%	33.6%	N.	M.	24.5%	21.6%	N.	M.
Claims office consolidation costs (all in LAE)	-	0.2%	N.	M.	-	0.8%	N.	M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$2.8	$2.5	12.0%		$5.5	$5.0	10.0%
Total property	-	(0.4)	-100.0%		1.8	-	N.	M.
Other property and casualty	-	-	-		-	0.5	-100.0%

Total	2.8	2.1	33.3%		7.3	5.5	32.7%

N.M.-Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change		Six Months Ended June 30,		% Change
	2010	2009			2010	2009
ANNUITY

Contract deposits	$85.9	$98.9	-13.1%		$170.1	$167.6	1.5%
Variable	28.4	29.8	-4.7%		55.8	56.0	-0.4%
Fixed	57.5	69.1	-16.8%		114.3	111.6	2.4%
Contract charges earned	4.5	3.4	32.4%		8.8	6.6	33.3%
Net investment income	42.7	37.0	15.4%		83.1	71.8	15.7%
Net interest margin (without realized investment gains and losses)	16.6	12.4	33.9%		31.4	23.2	35.3%
Other income	1.1	0.6	83.3%		2.0	1.4	42.9%
Mortality loss and other reserve changes	(0.6)	0.9	N.	M.	(0.9)	0.3	N.	M.
Operating expenses (includes policy acquisition expenses amortized)	13.6	8.0	70.0%		22.2	20.5	8.3%
Income before tax	8.0	9.3	-14.0%		19.1	11.0	73.6%
Net income	6.9	6.3	9.5%		14.2	7.5	89.3%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(4.0)	$1.3	N.	M.	$(2.8)	$(1.7)	64.7%
Guaranteed minimum death benefit reserve	(0.2)	0.7	N.	M.	(0.1)	0.2	N.	M.

Annuity contracts in force (in thousands)					178	177	0.6%
Accumulated value on deposit					$3,777.3	$3,401.1	11.1%
Variable					1,199.5	1,012.5	18.5%
Fixed					2,577.8	2,388.6	7.9%
Annuity accumulated value retention - 12 months
Variable accumulations					93.3%	93.4%	N.	M.
Fixed accumulations					94.5%	94.1%	N.	M.

LIFE

Premiums and contract deposits	$24.6	$25.1	-2.0%		$47.9	$48.6	-1.4%
Premiums and contract charges earned	25.1	24.3	3.3%		49.5	48.6	1.9%
Net investment income	17.6	15.8	11.4%		34.5	30.8	12.0%
Income before tax	8.6	7.9	8.9%		15.7	13.3	18.0%
Net income	5.5	5.0	10.0%		10.1	8.4	20.2%

Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$-	$-	-		$(0.1)	$(0.1)	-

Life policies in force (in thousands)					210	219	-4.1%
Life insurance in force					$13,811	$13,680	1.0%
Lapse ratio-12 months
(Ordinary life insurance)					5.1%	5.5%	N.	M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$8.3	$11.0	-24.5%		$13.2	$10.2	29.4%
Interest expense	(3.5)	(3.5)	-		(7.0)	(7.0)	-
Other operating expenses, net investment income and other income	(1.3)	(1.6)	-18.8%		(2.9)	(2.7)	7.4%
Income before tax	3.5	5.9	-40.7%		3.3	0.5	N.	M.
Net income	2.1	3.7	-43.2%		1.8	0.1	N.	M.

N.M.-Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items.
The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Quarter Ended June 30,		% Change		Six Months Ended June 30,		% Change
	2010	2009			2010	2009
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2010, $3,514.9; 2009, $3,105.7)					$3,710.2	$2,953.7	25.6%
Equity securities, at fair value (cost 2010, $29.8; 2009, $46.3)					27.9	36.6	-23.8%
Short-term investments					176.8	341.9	-48.3%
Short-term investments, securities lending collateral					-	-	-
Policy loans and other					117.5	111.7	5.2%

Total Annuity and Life investments					4,032.4	3,443.9	17.1%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2010, $756.7; 2009, $705.4)					783.7	698.7	12.2%
Equity securities, at fair value (cost 2010, $18.0; 2009, $20.0)					20.4	17.1	19.3%
Short-term investments					13.6	18.1	-24.9%
Short-term investments, securities lending collateral					-	-	-

Total Property & Casualty investments					817.7	733.9	11.4%

Corporate investments					23.9	29.1	-17.9%
Total investments					4,874.0	4,206.9	15.9%

Net investment income
Before tax	$69.1	$61.0	13.3%		$135.0	$118.9	13.5%
After tax	46.8	41.5	12.8%		91.5	80.6	13.5%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment loss
Property & Casualty	$1.3	$2.3	-43.5%		$3.7	$(5.9)	N.	M.
Annuity	6.7	7.3	-8.2%		8.5	11.4	-25.4%
Life	0.1	1.4	-92.9%		0.8	4.7	-83.0%
Corporate and Other	0.2	-	N.	M.	0.2	-	N.	M.

Total, before tax	8.3	11.0	-24.5%		13.2	10.2	29.4%
Total, after tax	5.5	7.2	-23.6%		8.6	6.6	30.3%
Per share, diluted	$0.13	$0.18	-27.8%		$0.21	$0.16	31.3%

N.M. - Not meaningful.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	June 30, 2010		March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
	Fair Value	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)	Net Unrealized Gain (Loss)
FIXED MATURITY & EQUITY SECURITY INVESTMENTS
Fixed income securities
U.S. government and federally sponsored agency bonds	$452.0	$11.4	$(10.0)	$(13.8)	$2.0	$(2.5)
Municipal bonds	957.7	46.5	28.9	22.8	56.1	6.3
Corporate bonds
Financial institutions	270.1	14.0	14.1	8.1	6.9	(11.0)
Other	1,398.7	127.6	88.7	73.0	84.6	(14.3)
High yield	191.2	(2.4)	(1.8)	(5.9)	(11.8)	(26.4)
Foreign government bonds	33.3	1.4	2.8	2.0	3.0	0.7
Mortgage-backed securities
Prime agency	493.4	35.1	17.6	18.3	23.9	18.5
Prime other	16.0	0.6	0.3	0.4	0.5	(0.8)
Sub-prime, Alt-A	0.5	(0.1)	(0.1)	(0.1)	(0.4)	(0.8)
Commercial mortgage-backed securities	262.1	(23.9)	(51.5)	(67.5)	(71.7)	(106.6)
Asset-backed securities
Sub-prime, Alt-A	0.3	-	-	-	(0.5)	(0.3)
Collateralized debt obligations, collateralized loan obligations	32.7	(1.6)	(1.9)	(4.1)	(3.3)	(4.0)
Other	311.3	15.0	12.0	8.2	4.5	(4.8)
Preferred stocks
Financial institutions	78.3	(3.4)	(1.3)	(6.4)	(9.5)	(19.7)
Other	42.9	1.6	2.8	0.3	(0.7)	(6.1)

Total fixed income securities	4,540.5	221.8	100.6	35.3	83.6	(171.8)

Common stocks	1.7	1.0	1.1	0.8	0.5	0.5
Derivatives	-	-	-	-	-	-

Total fixed maturity and equity security investments	$4,542.2	$222.8	$101.7	$36.1	$84.1	$(171.3)